Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President and Chief Financial Officer 919-862-1000	Associate Vice President, Investor Relations and Corporate Communications 919-862-1000

SALIX PHARMACEUTICALS OUTLINES DATA PRESENTATIONS AT DIGESTIVE

DISEASE WEEK 2011

RALEIGH, NC, May 9, 2011 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that numerous presentations describing the investigation of several of the Company’s products – including rifaximin and MOVIPREP® — occurred during Digestive Disease Week DDW® 2011. DDW 2011 is being held in Chicago, IL, Saturday, May 7 – Tuesday, May 10, 2011.

Rifaximin Presentations

Poster Presentation: Su1324: The Effect of Rifaximin on the Health Related Quality of Life (HRQL) in Patients with Cirrhosis and Recurrent Hepatic Encehpalopathy (HE)

Poster Presentation: Su1334: The Effect of Concomitant Lactulose on Gastrointestinal Adverse Events in Cirrhotic Patients Treated with Rifaximin

Poster Presentation: Mo1299: Time to Onset and Durability of Relief in Non-Constipation IBS Patients over 12 Weeks Following a 2-Week Course of Rifaximin

Oral Presentation: #729: Rifaximin Prevents Spontaneous Bacterial Peritonitis and Improves Transplant Free Survival in Patients with Liver Cirrhosis

Oral Presentation: #732: Rifaximin Attenuates Bile Duct Ligation Induced Liver Fibrosis and Portal Hypertension Through Inhibition of the TLR4 Pathway

Poster Presentation: Mo1017: Comparison of Efficacy of Rifaximin and Non-Absorbable Disaccharides in Management of Hepatic Encehpalopathy: A Meta-Analysis

Oral Presentation: #215: Efficacy of Rifaximin in Patients with Irritable Bowel Syndrome: A Meta-Analysis

Poster Presentation: Mo1015: Implementing a Treatment Protocol Reduces Inpatient Cost of Hepatic Encephalopathy

Poster Presentation: Mo1338: “Pre-Cebo”: An Underrecognized Issue in the Interpretation of Adequate Relief during Irritable Bowel Syndrome Drug Trials

Poster Presentation: Tu1123: Rifaximin Treatment for Small Intestinal Bacterial Overgrowth in Children with Irritable Bowel Syndrome

Poster Presentation: Sa1355: Assessment of Three Different Therapeutic Strategies in Preventing Diverticulitis Recurrence

Poster Presentation: Mo1164: A New Extended Intestinal Release Formulation of Rifaximin, 400 mg Tablets, for the Treatment of Moderately Active Crohn’s Disease

Poster Presentation: Mo1738: Inhibition of NF-kB by a PXR-Dependent Pathway Mediates Counter-Regulatory Activities of Rifaximin on Innate Immunity in Intestinal Epithelial Cells

Bowel Cleansing Presentations

Oral Presentation: #382: Serum Electrolytes and Osmolality during Bowel Prep for Colonoscopy with a PEG Solution Containing Ascorbic Acid and Electrolytes – Intermediate Results of an Ongoing Prospective Study

Poster Presentation: Mo1101: Pulse-Irrigation Enhanced Evacuation and MoviPrep with Adjunctive Neostigmine and Glycopyrrolate Improve Bowel Preparation for Colonoscopy After Spinal Cord Injury

Poster Presentation: Mo1136: Patient Satisfaction and Endoscopic Visibility of Three Colonic Lavage Solutions: A Comparison

Poster Presentation: Tu1484: Comparison of Colon Cleansing with Two Liters of Polyethylen Glycol-Ascorbic Acid versus Three Liters of Polyethylen Glycol; Electrolyte: A Prospective And Randomized Study

Poster Presentation: Su1546: Colon Capsule Endoscopy Compared to Colonoscopy for Familial Screening of Colorectal Cancer

Additional information for each of the above presentations can be found at the Digestive Disease Week® 2011 website at www.DDW.org.

About XIFAXAN® (rifaximin) 550 mg tablets

Important Safety Information

XIFAXAN 550 mg is indicated for reduction in risk of overt hepatic encephalopathy (HE) recurrence in patients ≥ 18 years of age. In the trials of XIFAXAN for HE, 91 percent of the patients were using lactulose concomitantly. XIFAXAN has not been studied in patients with MELD scores greater than 25, and only 8.6 percent of patients in the controlled trial had MELD scores over 19. There is increased systemic exposure in patients with more severe hepatic dysfunction. Therefore, caution should be exercised when administering XIFAXAN to patients with severe hepatic impairment (Child-Pugh C).

XIFAXAN is contraindicated in patients with a hypersensitivity to rifaximin, any of the rifamycin antimicrobial agents, or any of the components in XIFAXAN. Hypersensitivity reactions have included exfoliative dermatitis, angioneurotic edema and anaphylaxis.

Clostridium difficile-associated diarrhea (CDAD) has been reported with use of nearly all antibacterial agents, including XIFAXAN and may range in severity from mild diarrhea to fatal colitis. Treatment with antibacterial agents alters the normal flora of the colon which may lead to overgrowth of C. difficile. If CDAD is suspected or confirmed, ongoing antibiotic use not directed against C. difficile may need to be discontinued.

The most common adverse reactions occurring in greater than eight percent of patients in the clinical study were edema peripheral (15 percent), nausea (14 percent), dizziness (13 percent), fatigue (12 percent), ascites (11 percent), muscle spasms (nine percent), pruritus (nine percent) and abdominal pain (nine percent).

About XIFAXAN® (rifaximin) 200 mg tablets

Rifaximin is a gut-selective antibiotic with negligible systemic absorption and broad-spectrum activity in vitro against both Gram-positive and Gram-negative pathogens. Rifaximin has a similar tolerability profile to that of placebo.

Rifaximin tablets 200 mg, which Salix markets in the U.S. under the trade name XIFAXAN® (rifaximin) tablets 200 mg, currently is approved for the treatment of patients, 12 years of age or older, with travelers’ diarrhea (TD) caused by non–invasive strains of Escherichia coli. XIFAXAN should not be used in patients with diarrhea complicated by fever or blood in the stool or diarrhea due to pathogens other than Escherichia coli. XIFAXAN should be discontinued if diarrhea symptoms get worse or persist more than 24–48 hours, and alternative antibiotic therapy should be considered. In clinical trials, XIFAXAN was generally well-tolerated. The most common side effects (versus placebo) were flatulence 11.3 percent (versus 19.7 percent), headache 9.7 percent (versus 9.2 percent), abdominal pain 7.2 percent (versus 10.1 percent) and rectal tenesmus 7.2 percent (versus 8.8 percent).

Rifaximin has been used in Italy for 24 years and is approved in 33 countries. Salix acquired rights to market rifaximin in North America from Alfa Wassermann S.p.A. in Bologna, Italy. Alfa Wassermann markets rifaximin in Italy under the trade name Normix®.

About MOVIPREP® (PEG-3350, sodium sulfate, sodium chloride, potassium chloride, sodium ascorbate and ascorbic acid for oral solution)

Important Safety Information

MOVIPREP® (PEG-3350, sodium sulfate, sodium chloride, potassium chloride, sodium ascorbate and ascorbic acid for oral solution) is an osmotic laxative indicated for cleansing of the colon as a preparation for colonoscopy in adults 18 years of age or older. MOVIPREP is contraindicated in patients with gastrointestinal (GI) obstruction, bowel perforation, gastric retention, ileus, toxic colitis or toxic megacolon, and patients who have had a severe hypersensitivity reaction to any of its components. MOVIPREP should be used with caution in patients at risk of or with fluid and electrolyte abnormalities, hyponatremia, arrhythmias, seizures, in patients with impaired renal function or patients taking concomitant medications that affect renal function, patients with known or suspected inflammatory bowel disease, patients with suspected GI obstruction or perforation, patients at risk for aspiration, and patients with glucose-6-phosphate dehydrogenase deficiency. Most common adverse reactions for split dosing (incidence ≥ 5%) are malaise, nausea, abdominal pain, vomiting, and upper abdominal pain. The most common adverse reactions for evening only dosing (incidence ≥ 5%) are abdominal distension, anal discomfort, thirst, nausea, abdominal pain, sleep disorder, rigors, hunger, malaise, vomiting, and dizziness. MOVIPREP contains 2.33 mg of phenylalanine per treatment. Advise patients to hydrate adequately before, during, and after the use of MOVIPREP.

About Salix

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix also markets OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, VISICOL® (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP) Tablets, APRISO™ (mesalamine) extended-release capsules 0.375 g, METOZOLV® ODT (metoclopramide HCl), RELISTOR® (methylnaltrexone bromide) Subcutaneous Injection, PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® (Azathioprine) Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. Crofelemer, budesonide foam, RELISTOR®, Lumacan® and rifaximin for additional indications are under development.

For full prescribing information and important safety information on Salix products, including BOXED WARNINGS for VISICOL, OSMOPREP and METOZOLV, please visit www.salix.com where the Company promptly posts press releases, SEC filings and other important information or contact the Company at 919 862-1000.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact the Company at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our web site is not incorporated in our SEC filings.

Please Note: The materials provided herein contain projections and other forward–looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the cost, timing and results of clinical trials and other development activities involving pharmaceutical products; generic and other competition in an increasingly global industry; litigation and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties in an increasingly global industry; the unpredictability of the duration and results of regulatory review of New Drug Applications and Investigational NDAs; market acceptance for approved products; revenue recognition and other critical accounting policies; and the need to acquire new products. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.